Exhibit 23.1

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the  independent  auditor  for  Royal Bees Company, Inc., we hereby consent to the incorporation by reference in this Form S-1, pursuant to Section 12(g) of the Securities Exchange Act of 1934, of our report, relating to the  audited  financial  statements of Royal Bees Company, Inc. as of December 31, 2011 and 2010 and the related statement of operations, stockholders’ equity and cash flow for the period June 16, 2010 (date of inception) to December 31, 2011.  Our audit report is dated July 24, 2012.

/s/ R. R. Hawkins & Associates International, a PC

Los Angeles, California

July 31,  2012